Exhibit Number
99.1

Investor Contact:	W. Larry Cash
Executive Vice President
and Chief Financial Officer
(615) 465-7000
COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES
THIRD QUARTER 2007 RESULTS WITH NET OPERATING REVENUES OF $2.352 BILLION

FRANKLIN, TN. (October 30, 2007) — Community Health Systems, Inc. (NYSE: CYH) today announced financial and operating results for the three and nine months ended September 30, 2007.
     As previously announced, on July 25, 2007, the Company completed its acquisition of Triad Hospitals, Inc. (“Triad”). Financial and statistical data reported in this earnings release includes Triad’s operating results from July 25, 2007, the date of the completion of Triad acquisition. Prior period consolidated results and statistical data reflect only Community Health Systems, Inc. and its subsidiaries for the period prior to the Triad acquisition. Same-store operating results and statistical data includes comparable information for hospitals acquired from Triad for the months of August and September 2007 and 2006.
     Net operating revenues for the quarter ended September 30, 2007, totaled $2.352 billion, a 110.4% increase compared with $1.118 billion for the same period last year. Income from continuing operations increased 76.1% to $16.3 million, or $0.17 per share (diluted), on 94.8 million weighted average shares outstanding for the quarter ended September 30, 2007, compared with $9.2 million, or $0.10 per share (diluted), on 95.3 million weighted average shares outstanding for the same period last year. Income from continuing operations for the third quarter ended September 30, 2007, was reduced by an after-tax charge of $17.5 million, or $0.18 per share (diluted), from the early extinguishment of debt related to the refinancing of the Company’s credit agreement in connection with the Triad acquisition. Net income increased 26.9% to $10.5 million, or $0.11 per share (diluted), compared with $8.2 million, or $0.09 per share (diluted), for the same period last year. Discontinued operations consisted of an after-tax loss of approximately $5.8 million, or $0.06 per share (diluted), related to three hospitals being held for sale and the sale of a hospital partnership interest. Continuing operating results and statistical data exclude discontinued operations for all periods presented.
     Adjusted EBITDA for the third quarter of 2007 was $303.6 million, compared with $92.5 million for the same period last year, representing a 228.3% increase. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations and minority interest in earnings. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the third quarter of 2007 was $188.7 million, compared with $61.0 million for the same period last year.
     The consolidated financial results for the quarter ended September 30, 2007, reflect a 71.3% increase in total admissions compared with the same period last year. This increase is primarily attributable to hospitals acquired during 2007 and 2006, including the Triad acquisition. On a same-store basis, admissions decreased 3.0% and adjusted admissions decreased 0.6%, compared with the same period last year. On a same-store basis, net operating revenues increased 5.7%, compared with the same period last year.
     The consolidated financial results for the three and nine months ended September 30, 2006, include the change in estimate of the Company’s allowance for doubtful accounts which was recorded in the third quarter ended September 30, 2006, as previously disclosed. The effect of this change resulted in a $65.0 million increase in the Company’s allowance for doubtful accounts on its
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CYH Announces Third Quarter 2007 Results

October 30, 2007
September 30, 2006, balance sheet and a corresponding $65.0 million pre-tax increase to the provision for bad debts, which reduced adjusted EBITDA by $65.0 million and income from continuing operations by $40.0 million, or $0.42 per share (diluted), for the quarter ended September 30, 2006, and $0.41 per share (diluted) for the nine months ended September 30, 2006.
     Net operating revenues for the nine months ended September 30, 2007, totaled $4.793 billion, a 50.1% increase compared with $3.192 billion for the same period last year. Income from continuing operations increased 3.9% to $124.4 million compared with $119.7 million for the same period last year. Income from continuing operations increased to $1.32 per share (diluted) on 94.6 million weighted average shares outstanding compared to $1.24 per share (diluted) on 96.8 million weighted average shares outstanding for the same period last year, and was reduced by an after-tax charge of $0.19 per share (diluted) for the nine months ended September 30, 2007, from early extinguishment of debt related to the refinancing of the Company’s credit agreement in connection with the Triad acquisition. Net income increased to $118.5 million, or $1.25 per share (diluted), for the nine months ended September 30, 2007, compared with $114.6 million, or $1.19 per share (diluted), for the same period last year.
     Adjusted EBITDA for the nine months ended September 30, 2007, was $645.8 million, compared with $408.4 million for the same period last year, representing a 58.1% increase. Net cash provided by operating activities for the nine months ended September 30, 2007, was $404.7 million, compared with $268.1 million for the same period last year.
     The consolidated financial results for the nine months ended September 30, 2007, reflect a 32.6% increase in total admissions compared with the same period last year. This increase is primarily attributable to hospitals acquired during 2007 and 2006, including the Triad acquisition. On a same-store basis, admissions decreased 1.2% and adjusted admissions were flat, compared with the same period last year. On a same-store basis, net operating revenues increased 5.5%, compared with the same period last year.
     “These results include the operations of Triad since the completion of the Triad acquisition on July 25, 2007,” said Wayne T. Smith, chairman, president and chief executive officer. “While we are pleased with the progress made in just a few short months, there is much left to be accomplished and our management team continues to work diligently to integrate the Triad hospital operations. I strongly believe that this will be a winning transaction for our shareholders.”
     During 2007, the Company completed the acquisition of Triad Hospitals, Inc. as well as the acquisition of two single hospitals in Ruston, Louisiana, and Valparaiso, Indiana. On October 10, 2007, the Company announced the execution of a definitive agreement to acquire substantially all of the assets of Empire Health Services, located in Spokane, Washington. This system includes two full-service acute care hospitals, Deaconess Medical Center (388 licensed beds) and Valley Hospital and Medical Center (123 licensed beds), as well as outpatient and ancillary services. Closing is expected to occur in the first quarter of 2008.
     “Community Health Systems has a proven track record for finding suitable hospitals and successfully assimilating these facilities into our system,” added Smith. “With the completion of the Triad acquisition, we have significantly enhanced the scope of our operations and geographic diversity. We remain focused on the key areas for success in our business — an effective centralized and standardized operating platform, effective cost management, a successful physician recruitment program and a favorable reputation in the marketplace — as we continue to move Community Health Systems forward into 2008.”
     Included on pages 12, 13 and 14 of this press release is a table setting forth the Company’s initial 2008 guidance.
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CYH Announces Third Quarter 2007 Results

October 30, 2007
     Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is the largest publicly-traded hospital company in the United States and a leading operator of general acute care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates approximately 128 hospitals in 28 states and one hospital in Republic of Ireland, with an aggregate of approximately 19,200 licensed beds. Its hospitals offer a broad range of inpatient medical and surgical services, outpatient treatment and skilled nursing care. In addition, through its QHR subsidiary, the Company provides management and consulting services to non-affiliated general acute care hospitals located throughout the United States. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”
     Community Health Systems, Inc. will hold a conference call to discuss this press release on Wednesday, October 31, 2007, at 9:30 a.m. Central, 10:30 p.m. Eastern. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net, or at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and continue through November 30, 2007. A copy of the Company’s Form 8-K (including this press release) and conference call slide show will also be available on the Company’s website at www.chs.net.
     Statements contained in this news release regarding expected operating results, acquisition transactions and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K and, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
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CYH Announces Third Quarter 2007 Results

October 30, 2007
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Financial Highlights (a)(b)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007(c)	2006	2007(c)	2006
Net operating revenues	$2,352,087	$1,117,859	$4,792,708	$3,192,305
Adjusted EBITDA (d)	$303,594	$92,482	$645,772	$408,437
Income from continuing operations	$16,270	$9,241	$124,407	$119,748
Net income	$10,460	$8,241	$118,547	$114,648
Income from continuing operations per share — basic	$0.17	$0.10	$1.33	$1.25
Income from continuing operations per share — diluted	$0.17	$0.10	$1.32	$1.24
Net income per share — basic	$0.11	$0.09	$1.27	$1.20
Net income per share — diluted	$0.11	$0.09	$1.25	$1.19
Weighted — average number of shares outstanding — basic	93,652	94,119	93,468	95,471
Weighted — average number of shares outstanding — diluted	94,842	95,259	94,563	96,768
Net cash provided by operating activities	$188,662	$61,005	$404,650	$268,051

For footnotes, see page 11.
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CYH Announces Third Quarter 2007 Results

October 30, 2007
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (a)(b)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,
	2007		2006
		% of Net		% of Net
		Operating		Operating
	Amount	Revenue	Amount	Revenue
Net operating revenues	$2,352,087	100.0%	$1,117,859	100.0%

Operating costs and expenses:
Salaries and benefits	951,500	40.5%	447,655	40.0%
Provision for bad debts	279,604	11.9%	191,083	17.1%
Supplies	318,506	13.5%	129,427	11.6%
Other operating expenses	464,127	19.7%	233,304	20.9%
Rent	49,060	2.1%	23,908	2.1%
Equity in earnings of unconsolidated affiliates	(14,304)	-0.6%	—	0.0%
Depreciation and amortization	106,435	4.5%	49,535	4.4%
Minority interest in earnings	4,511	0.2%	601	0.1%

Total operating costs and expenses	2,159,439	91.8%	1,075,513	96.2%

Income from operations	192,648	8.2%	42,346	3.8%
Interest expense, net	139,507	5.9%	27,494	2.5%
Loss from early extinguishment of debt	27,291	1.2%	—	0.0%

Income from continuing operations before income taxes	25,850	1.1%	14,852	1.3%
Provision for income taxes	9,580	0.4%	5,611	0.5%

Income from continuing operations	16,270	0.7%	9,241	0.8%

Discontinued operations, net of taxes:
Loss from operations of hospitals held for sale and sale of partnership interest (e)	(3,382)	-0.1%	(1,000)	-0.1%
Loss on sale of partnership interest	(2,428)	-0.1%	—	0.0%

Loss on discontinued operations	(5,810)	-0.2%	(1,000)	-0.1%

Net income	$10,460	0.5%	$8,241	0.7%

Income from continuing operations per share — basic	$0.17		$0.10

Income from continuing operations per share — diluted	$0.17		$0.10

Net income per share — basic	$0.11		$0.09

Net income per share — diluted	$0.11		$0.09

Weighted — average number of shares outstanding:
Basic	93,652		94,119

Diluted	94,842		95,259

Weighted — average number of shares outstanding — basic	93,652		94,119
Add effect of dilutive securities:
Stock awards	1,190		1,140

Weighted — average number of shares outstanding — diluted	94,842		95,259

For footnotes, see page 11.
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CYH Announces Third Quarter 2007 Results

October 30, 2007
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (a)(b)
(In thousands, except per share amounts)
(Unaudited)

	Nine Months Ended
	September 30,
	2007		2006
		% of Net		% of Net
		Operating		Operating
	Amount	Revenue	Amount	Revenue
Net operating revenues	$4,792,708	100.0%	$3,192,305	100.0%

Operating costs and expenses:
Salaries and benefits	1,928,236	40.2%	1,270,386	39.8%
Provision for bad debts	561,770	11.7%	411,910	12.9%
Supplies	603,886	12.6%	376,288	11.8%
Other operating expenses	965,011	20.2%	655,742	20.5%
Rent	102,337	2.1%	69,542	2.2%
Equity in earnings of unconsolidated affiliates	(14,304)	-0.3%	—	0.0%
Depreciation and amortization	210,406	4.4%	138,616	4.3%
Minority interest in earnings	5,329	0.1%	1,669	0.1%

Total operating costs and expenses	4,362,671	91.0%	2,924,153	91.6%

Income from operations	430,037	9.0%	268,152	8.4%
Interest expense, net	201,066	4.2%	73,151	2.3%
Loss from early extinguishment of debt	27,291	0.6%	—	0.0%

Income from continuing operations before income taxes	201,680	4.2%	195,001	6.1%
Provision for income taxes	77,273	1.6%	75,253	2.4%

Income from continuing operations	124,407	2.6%	119,748	3.7%

Discontinued operations, net of taxes:
Loss from operations of hospitals held for sale and sale of partnership interest (e)	(3,432)	-0.1%	(2,541)	0.0%
Loss on sale of hospital and partnership interest	(2,428)	0.0%	(2,559)	-0.1%

Loss on discontinued operations	(5,860)	-0.1%	(5,100)	-0.1%

Net income	$118,547	2.5%	$114,648	3.6%

Income from continuing operations per share-basic	$1.33		$1.25

Income from continuing operations per share-diluted	$1.32		$1.24

Net income per share — basic	$1.27		$1.20

Net income per share — diluted	$1.25		$1.19

Weighted — average number of shares outstanding:
Basic	93,468		95,471

Diluted	94,563		96,768

Net Income per share calculation:
Net income	$118,547		$114,648
Add — Convertible notes interest, net of taxes	—		135

Adjusted net income	$118,547		$114,783

Weighted — average number of shares outstanding — basic	93,468		95,471
Add effect of dilutive securities:
Stock awards	1,095		1,103
Convertible notes	—		194

Weighted — average number of shares outstanding — diluted	94,563		96,768

For footnotes, see page 11.
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CYH Announces Third Quarter 2007 Results

October 30, 2007
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data
($ in thousands)
(Unaudited)

	For the Three Months Ended September 30,
	Consolidated			Same-Store
	2007	2006	% Change	2007	2006	% Change
Number of hospitals (at end of period)	125	74		120	120
Licensed beds (at end of period)	18,553	8,849		17,738	17,730
Beds in service (at end of period)	11,722	7,112		15,045	14,957
Admissions	141,847	82,821	71.3%	135,197	139,321	-3.0%
Adjusted admissions	263,136	155,379	69.4%	249,813	251,245	-0.6%
Patient days	598,042	333,364	79.3%	570,446	593,844	-3.9%
Average length of stay (days)	4.2	4.0		4.2	4.3
Occupancy rate (average beds in service)	55.5%	51.0%		49.8%	52.2%
Net operating revenues	$2,352,087	$1,117,859	110.4%	$2,131,988	$2,017,004	5.7%
Net inpatient revenue as a % of total net operating revenues	49.3%	49.3%		49.6%	51.1%
Net outpatient revenue as a % of total net operating revenues	48.6%	49.5%		48.2%	46.6%
Income from operations	$192,648	$42,346	354.9%	$182,230	$125,494	45.2%
Income from operations as a % of net operating revenues	8.2%	3.8%		8.5%	6.2%
Depreciation and amortization	$106,435	$49,535		$97,094	$90,970
Minority interest in earnings	$4,511	$601		$4,271	$6,923
Liquidity Data:
Adjusted EBITDA	$303,594	$92,482	228.3%
Adjusted EBITDA as a % of net operating revenues	12.9%	8.3%
Net cash provided by operating activities	$188,662	$61,005
Net cash provided by operating activities as a % of net operating revenue	8.0%	5.5%

•	Continuing operating results and statistical data exclude discontinued operations for all periods presented.

•	Same-store operating results and statistical data includes comparable information for hospitals acquired in the Triad acquisition for the months of August and September 2007 and 2006.
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CYH Announces Third Quarter 2007 Results

October 30, 2007
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data
($ in thousands)
(Unaudited)

	For the Nine Months Ended September 30,
	Consolidated			Same-Store
	2007	2006	% Change	2007	2006	% Change
Number of hospitals (at end of period)	125	74		120	120
Licensed beds (at end of period)	18,553	8,849		17,738	17,730
Beds in service (at end of period)	9,302	7,112		15,045	14,957
Admissions	316,530	238,677	32.6%	291,527	295,017	-1.2%
Adjusted admissions	588,079	443,657	32.6%	539,006	539,192	0.0%
Patient days	1,312,039	983,030	33.5%	1,211,670	1,243,240	-2.5%
Average length of stay (days)	4.1	4.1		4.2	4.2
Occupancy rate (average beds in service)	51.7%	53.4%		51.8%	53.6%
Net operating revenues	$4,792,708	$3,192,305	50.1%	$4,314,139	$4,089,553	5.5%
Net inpatient revenue as a % of total net operating revenues	49.3%	49.9%		49.5%	50.7%
Net outpatient revenue as a % of total net operating revenues	49.1%	48.8%		48.8%	47.5%
Income from operations	$430,037	$268,152	60.3%	$407,590	$350,470	16.3%
Income from operations as a % of net operating revenues	9.0%	8.4%		9.4%	8.6%
Depreciation and amortization	$210,406	$138,616		$190,780	$179,931
Minority interest in earnings	$5,329	$1,669		$5,089	$7,991
Liquidity Data:
Adjusted EBITDA	$645,772	$408,437	58.1%
Adjusted EBITDA as a % of net operating revenues	13.5%	12.8%
Net cash provided by operating activities	$404,650	$268,051
Net cash provided by operating activities as a % of net operating revenue	8.4%	8.4%

•	Continuing operating results and statistical data exclude discontinued operations for all periods presented.

•	Same-store operating results and statistical data includes comparable information for hospitals acquired in the Triad acquisition for the months of August and September 2007 and 2006.
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CYH Announces Third Quarter 2007 Results

October 30, 2007
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (b)
($ in thousands, except share data)
(Unaudited)

	September 30,	December 31,
	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$118,855	$40,566
Patient accounts receivable, net of allowance for doubtful accounts of $1,001,570 and $478,565 at September 30, 2007 and December 31, 2006, respectively	1,829,605	773,984
Supplies	274,455	113,320
Deferred income taxes	53,157	13,249
Prepaid expenses and taxes	200,374	32,385
Other current assets	233,338	47,880

Total current assets	2,709,784	1,021,384

Property and equipment	6,670,291	2,630,366
Less accumulated depreciation and amortization	(792,871)	(643,789)

Property and equipment, net	5,877,420	1,986,577

Goodwill	4,046,813	1,336,525

Other assets, net	804,680	162,093

Total assets	$13,438,697	$4,506,579

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$79,346	$35,396
Accounts payable	505,700	247,747
Current income taxes payable	—	7,626
Accrued interest	93,154	7,122
Accrued liabilities	711,308	277,392

Total current liabilities	1,389,508	575,283

Long-term debt	9,083,383	1,905,781

Deferred income taxes	329,409	141,472

Other long-term liabilities	789,484	160,370

Stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 96,579,924 shares issued and 95,604,375 shares outstanding at September 30, 2007 and 95,026,494 shares issued and 94,050,945 shares outstanding at December 31, 2006	966	950
Additional paid-in capital	1,227,623	1,195,947
Treasury stock, at cost, 975,549 shares at September 30, 2007 and December 31, 2006	(6,678)	(6,678)
Accumulated other comprehensive income (loss)	(21,201)	5,798
Retained earnings	646,203	527,656

Total stockholders’ equity	1,846,913	1,723,673

Total liabilities and stockholders’ equity	$13,438,697	$4,506,579

For footnotes, see page 11.
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CYH Announces Third Quarter 2007 Results

October 30, 2007
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (b)
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2007	2006
Cash flows from operating activities
Net income	$118,547	$114,648
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	210,406	139,640
Minority interest in earnings	5,329	1,669
Stock-based compensation expense	25,514	14,559
Excess tax benefits relating to stock-based compensation	(2,275)	(6,589)
Loss on early extinguishment of debt	27,291	—
Loss on sale of hospital and partnership interest	3,735	3,937
Other non-cash expenses, net	1,820	37
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(53,585)	(53,688)
Supplies, prepaid expenses and other current assets	8,519	(4,594)
Accounts payable, accrued liabilities and income taxes	45,750	55,985
Other	13,599	2,447

Net cash provided by operating activities	404,650	268,051

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(6,982,099)	(317,387)
Purchases of property and equipment	(278,543)	(158,598)
Disposition of hospital and other ancillary operations	12,962	750
Proceeds from sale of equipment	601	4,312
Increase in other assets	(66,025)	(29,460)

Net cash used in investing activities	(7,313,104)	(500,383)

Cash flows from financing activities
Proceeds from exercise of stock options	7,804	12,585
Excess tax benefits relating to stock-based compensation	2,275	6,589
Stock buy-back	—	(137,666)
Deferred financing costs	(189,621)	(8)
Redemption of convertible notes	—	(128)
Proceeds from minority investors in joint ventures	1,188	5,290
Redemption of minority investments in joint ventures	(1,339)	(915)
Distributions to minority investors in joint ventures	(2,774)	(2,642)
Borrowings under credit agreement	9,233,331	479,000
Repayments of long-term indebtedness	(2,064,120)	(220,437)

Net cash provided by financing activities	6,986,743	141,668

Net change in cash and cash equivalents	78,289	(90,664)
Cash and cash equivalents at beginning of period	40,566	104,108

Cash and cash equivalents at end of period	$118,855	$13,444

For footnotes, see page 11.
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CYH Announces Third Quarter 2007 Results

October 30, 2007
Footnotes to Financial Statements
(a)	Continuing operating results exclude discontinued operations for all periods presented.
(b)	In conjunction with integrating the former Triad hospitals into the Company, we are currently evaluating and comparing the accounting policies used by those hospitals and estimation methodologies used by the former management of Triad to those used by Community Health Systems, Inc. Differences are likely to result in our selection of a conforming policy or methodology. Changes in reserve balances or asset values resulting from the selection of a conforming policy or methodology could be material and will generally be adjusted through earnings in the period of the change. We are also continuing to analyze the fair value of the assets and liabilities acquired in the Triad acquisition to finalize the purchase price allocation for the Triad acquisition. We anticipate being substantially complete with these reviews by the end of 2007.
(c)	For accounting purposes, the effective date of the Triad acquisition is deemed to be July 25, 2007.
(d)	EBITDA consists of income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations and minority interest in earnings. The Company has from time to time sold minority interests in certain of its subsidiaries or acquired subsidiaries with existing minority interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under generally accepted accounting principles. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the consolidated financial statements for the three months and nine months ended September 30, 2007 and 2006 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Adjusted EBITDA	$303,594	$92,482	$645,772	$408,437
Interest expense, net	(139,507)	(27,494)	(201,066)	(73,151)
Provision for income taxes	(9,580)	(5,611)	(77,273)	(75,253)
Loss from operations of hospital held for sale and sale of partnership interest, net of taxes	(3,382)	(1,000)	(3,432)	(2,541)
Other non-cash expenses, net	15,259	6,074	26,366	10,409
Net changes in operating assets and liabilities, net of effects of acquisitions	22,278	(3,446)	14,283	150

Net cash provided by operating activities	$188,662	$61,005	$404,650	$268,051

(e) Included in discontinued operations are the following:
•	The Company’s partnership interest in River West L.P., which limited partnership owned and operated River West Medical Center (80 licensed beds) located in Plaquemine, Louisiana (which partnership interest was sold effective September 1, 2007) ; and,

•	Northeast Arkansas Medical Center (104 licensed beds) located in Jonesboro, Arkansas, Barberton Citizens Hospital (312 licensed beds) located in Barberton, Ohio and Beacon Hospital (122 licensed beds) located in Dublin, Ireland (which hospitals are classified as held for sale).
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CYH Announces Third Quarter 2007 Results

October 30, 2007
Regulation FD Disclosure
     The following table sets forth selected information concerning the Company’s initial projected consolidated operating results for the year ending December 31, 2008. This projection is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time.
     The following is provided as guidance to analysts and investors:

	Initial
	2008
	Projection
	Range
Net operating revenues (in millions)	$11,800	to	$12,000
Adjusted EBITDA (in millions)	$1,640	to	$1,675
Income from continuing operations per share — diluted	$2.25	to	$2.45
Same hospitals annual admissions/adjusted admissions growth	0.5%	to	1.5%
Same hospitals annual revenue growth	5.0%	to	6.0%
Weighted average diluted shares (in millions)	95.0	to	96.0
     The following assumptions were used in developing the guidance provided above:
•	Includes the previously announced acquisition of Empire Health Services, located in Spokane, Washington which is expected to occur in the first quarter of 2008. No additional 2008 acquisitions are planned.

•	Other than divestures which have been already announced, no additional divestures have been assumed in this guidance.

•	Expressed as a percentage of net operating revenues, the provision for bad debts is projected to be approximately 11.7% to 12.2% for 2008. These projected percentages do not consider any possible changes in the Company’s discounting policies. These percentages may vary depending on changes in payor mix.

•	Expressed as a percent of net operating revenues, depreciation and amortization is projected to be approximately 4.4% to 4.8% for 2008; however, this is a fixed cost and the percentages may vary as revenue varies. Due to the continuing analysis related to the determination of the fair values of assets acquired in connection with the Triad and other acquisitions (U.S. GAAP permits up to one year to complete such analyses), any changes in our current estimates may result in changes to depreciation and amortization expense projections.

•	For the purpose of providing 2008 interest expense guidance, the Company assumes that the LIBOR rate for borrowing under the Company’s $7.215 billion Senior Secured Credit Facility in 2008 will remain relatively stable to the current LIBOR rate. One interest swap agreement expires in November 2007 and several interest swap agreements expire in 2008. Since the swap agreements that will replace the expiring swap agreements have terms that are less favorable to the Company, the Company will realize reduced interest expense savings. Based on these assumptions, expressed as a percentage of net operating revenue, interest expense is projected to be approximately 5.8% to 6.2% for 2008; however, these percentages will vary as revenue varies.

•	Expressed as a percentage of net operating revenues, minority interest in earnings is projected to be approximately 0.3% to 0.5% for 2008.

•	On December 13, 2006, the Company announced a new open market repurchase program for up to five million shares of the Company’s common stock not to exceed $200 million in purchases. This repurchase program has commenced and will conclude at the earlier of three years or when the maximum number of shares has been repurchased or the maximum dollar amount has been reached. No shares have been purchased under this new repurchase plan and no share purchases have been assumed for 2008.
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CYH Announces Third Quarter 2007 Results

October 30, 2007
•	Included in the above guidance, is an assumed estimated pre-tax gain of $5.0 million to $8.0 million with an after tax impact of $3.0 million to $5.0 million or $0.03 to $0.05 per share (diluted) related to the projected sale of excess land currently held by the Company.
•	Expressed as a percentage of income before income taxes, provision for income tax is projected to be approximately 38.4% to 39.4% for 2008.
•	Capital expenditures are projected as follows (in millions):

Initial
2008
Guidance
Total	$775	to	$825
•	The following table reconciles adjusted EBITDA, as presented in the guidance shown on page 12, to the Company’s estimated net cash provided by operating activities (in millions):

	2008
Adjusted EBITDA	$1,640	to	$1,675
Taxes and interest expense	(880)	to	(900)
Other non-cash expenses and net changes in operating assets and liabilities	(10)	to	25

Net cash provided by operating activities	$750	to	$800

     The projections set forth in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this filing.
These factors include, among other things:
•	general economic and business conditions, both nationally and in the regions in which we operate;

•	our ability to successfully integrate any acquisitions or to recognize expected synergies from such acquisitions, including the recently acquired Triad hospitals;

•	risks associated with our substantial indebtedness, leverage and debt service obligations;

•	demographic changes;

•	existing governmental regulations and changes in, or the failure to comply with, governmental regulations;
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CYH Announces Third Quarter 2007 Results

October 30, 2007
•	legislative proposals for healthcare reform;

•	the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003, which includes specific reimbursement changes for small urban and non-urban hospitals;

•	our ability, where appropriate, to enter into managed care provider arrangements and the terms of these arrangements;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	increases in the amount and risk of collectibility of patient accounts receivable;

•	potential adverse impact of known and unknown government investigations;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liability and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain qualified personnel, key management, physicians, nurses and other health care workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities;

•	our ability to successfully acquire additional hospitals;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs; and

•	the other risk factors set forth in our public filings with the Securities and Exchange Commission.
     The consolidated operating results for the quarter and nine months ended September 30, 2007, are not necessarily indicative of the results that may be experienced for any such future period or for any future fiscal year, including this fiscal year.
     The Company cautions that the projections for calendar year 2008, set forth in this press release, are given as of the date hereof based on currently available information. The Company is not undertaking any obligation to update these projections as conditions change or other information becomes available.
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